UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  OCTOBER 29, 2003

(DATE OF EARLIEST EVENT REPORTED:  OCTOBER 24, 2003)

MTC TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-49890	02-0593816
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

4032 Linden Avenue, Dayton, Ohio	45432
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE:  (937) 252-9199

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2.    ACQUISTION OR DISPOSITION OF ASSETS.

On October 24, 2003, MTC Technologies, Inc. (MTCT – NASDAQ) announced that it signed a stock purchase agreement to acquire Vitronics Inc. (Vitronics) from Vitronics’ current shareholders, effective October 24, 2003. Vitronics is a privately-held company whose work is in the defense industry where its main focus has been supporting the United States Army. The company specializes in research and development, systems engineering, information technology, software development, and system integration services.

The initial purchase price for 100% of the common stock of Vitronics is $8.75 million, to be paid from cash on hand at Closing which is anticipated to be November 7, 2003. Vitronics’ shareholders may receive additional cash payments through 2005 if certain operating goals are achieved. If all contingent amounts are earned, the total acquisition price could reach $9.5 million.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference. The summary of the transaction described above is qualified by reference to the stock purchase agreement attached as an exhibit hereto and incorporated by reference herein.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	EXHIBITS.

Ex. 2.1	Stock Purchase Agreement by and among MTC Technologies, Inc., and the Shareholders of Vitronics Inc.*

Ex. 99.1	Press Release dated October 24, 2003.

*    Pursuant to Item 601(b)(2) of Regulation S-K, MTC Technologies, Inc. agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 29, 2003

MTC TECHNOLOGIES, INC.

By:	/S/ MICHAEL GEARHARDT
Michael Gearhardt
Chief Financial Officer

EXHIBIT INDEX

Ex. 2.1	Stock Purchase Agreement by and among MTC Technologies, Inc., and the Shareholders of Vitronics Inc.*

Ex. 99.1	Press Release dated October 24, 2003.

*    Pursuant to Item 601(b)(2) of Regulation S-K, MTC Technologies, Inc. agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit upon request.

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